Exhibit 99.1

EVI Industries, Inc.

4500 Biscayne Boulevard, Suite 340

Miami, Florida 33137

Henry M. Nahmad (305) 402-9300

Chairman & CEO

Michael Steiner (305) 402-9300

Executive Vice President

EVI Industries Sets Records for Fourth Quarter and Fiscal Year 2019

Miami, FL – September 13, 2019 – EVI Industries, Inc. (NYSE American: EVI) announced today record results for the fiscal year and three-months ended June 30, 2019. The record results for both the fiscal year and three-months ended June 30, 2019, reflect the Company’s consistent execution of its buy-and-build growth strategy.

Earnings Conference Call

The Company has provided a pre-recorded earnings conference call and business update in the “Investors” section of the Company’s website at www.evi-ind.com or by clicking here https://ir.evi-ind.com/message-from-the-ceo.

Financial Performance

(compared to the same period of the prior fiscal year)

Fourth Quarter Results

▪	Revenue increased 47% to a record $65 million,
▪	Gross profit increased 43% to a record $16 million,
▪	Operating income increased 27% to a record $2.4 million,
▪	Net income increased 61% to $1.2 million, and
▪	Adjusted EBITDA increased 30% to a record $3.7 million.

Fiscal Year 2019 Results

▪	Revenue increased 52% to a record $228 million,
▪	Gross profit increased 44% to a record $53 million,
▪	Operating income was $7.0 million compared to $6.9 million,
▪	Net income was $3.7 million compared to 3.9 million, and
▪	Adjusted EBITDA increased 14% to a record $11.5 million.

Highlights to Financial Performance

EVI’s record results for the fourth quarter and fiscal year 2019 reflect the Company’s consistent execution of its buy-and-build growth strategy. The record performance, however, only includes twelve months of results of six of the Company’s thirteen businesses. The Company continues to seek attractive investments across its businesses in the pursuit of future growth and does not believe that it has begun to reap the full benefits of its growing size.

Acquisitions

During the fiscal year 2019, EVI completed a record six acquisitions and continues to execute its long-term growth strategy.

Revenue

For the fiscal year and three-months ended June 30, 2019, revenues increased $78.3 million, or 52%, to a record $228 million and increased $20.9 million, or 47%, to a record $65 million, compared to the fiscal year and three months ended June 30, 2018, respectively. The increase in revenue was primarily due to the results of operations of acquired businesses that were not consolidated into the Company’s financial statements for all or part of the prior periods.

Gross Profit and Gross Margin

For the fiscal year and three-months ended June 30, 2019, gross profit increased $16.2 million, or 44%, to a record $53 million and increased $4.8 million, or 43%, to a record $16 million, compared to the fiscal year and three months ended June 30, 2018, respectively. For the fiscal year and three-months ended June 30, 2019, gross margin decreased from 24.3% to 23.1% and from 25.3% to 24.5%, compared to the fiscal year and three months ended June 30, 2018, respectively. The decrease in gross margin was primarily due to EVI’s increased engagement in longer-term federal government contracts. Excluding these longer-term federal government contracts, gross margins for the fiscal year and three months ended June 30, 2019 would have been 25.2% and 24.8%, respectively.

Operating Expenses

Operating expenses increased $16.1 million, or 55%, and $4.3 million, or 46%, for the fiscal year and three-months ended June 30, 2019, compared to the fiscal year and three months ended June 30, 2018, respectively. The increase in operating expenses was largely attributable to expenses incurred by the Company in connection with its growth strategy, including: (1) additional operating expenses associated with acquired businesses not reflected in prior fiscal year or period operating expenses, (2) additional operating expenses at the acquired businesses in pursuit of future growth and in support of the Company’s growing operations, (3) increases in operating expenses in connection with the Company’s growth, including greater accounting fees, legal fees, and insurance costs, (4) the addition of sales, service, and operations support professionals and related costs, as total personnel at June 30, 2019 increased by 71% compared to total personnel at June 30, 2018, with 76% of such increase attributable to sales and service related personnel, (5) increased investments in sales, service, and operations related technologies in support of the Company’s buy-and-build growth strategy, and (6) an increase in non-cash amortization expense related to the intangible assets the Company acquired in connection with its acquisitions and an increase in non-cash share-based compensation. EVI believes these investments, initiatives and expenses will have a positive impact on the Company’s ability to achieve its long-term growth goals.

Henry M. Nahmad, Chairman and CEO commented: “We are pleased with the execution of our growth strategy. The records we continue to set have created a reputation for our Company that we believe will continue to encourage successful business owners, loyal suppliers, and valued customers to invest in and do business with EVI. We intend to continue to execute our growth strategy and build upon our growth record by pursuing available opportunities for growth in our and related industries.”

EVI to Attend Baird’s 2019 Industrials Conference on November 5-7, 2019

The Company will attend and host one-on-one meetings with investors during the conference dates.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income as shown in the attached Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor, and a provider of advisory and technical services. Through the Company’s vast sales organization, it provides its customers planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories, to single or multiple units of equipment, to large complex systems, as well as installation, maintenance and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EVI, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, the risks related to EVI’s business, results, financial condition, prospects, and growth strategy and plans, risks associated with EVI’s buy-and-build growth strategy, including that EVI may not be successful in identifying or consummating acquisitions or other strategic opportunities where or when expected, or at all, that acquisition and other strategic opportunities may not be available to EVI to the extent anticipated or at all, that the potential benefits of transactions may not be realized to the extent anticipated or at all, integration risks, risks related to indebtedness incurred in connection with transactions, dilution experienced by EVI’s stockholders as a result of shares issued in connection with transactions, risks related to the business, operations and prospects of acquired businesses, their ability to achieve growth and EVI’s ability to support growth efforts, risks related to EVI’s and its acquired businesses’ relationships with principal suppliers and customers, including EVI’s ability to expand or maintain such relationships, and the impact that the loss of any principal supplier or customer could have on EVI’s results and financial condition, risks related to EVI’s ability to successfully build its existing operations, risks relating to EVI’s ability to identify growth opportunities in, successfully enter into, and compete effectively in, related industries as well as trends related to those industries and the timing of any such efforts, risks related to organic growth initiatives, risks that investments, initiatives and expenses may not result in the benefits anticipated, including long-term growth, and other economic, competitive, governmental, technological and other risks and factors, including those discussed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019. Many of these risks and factors are beyond EVI’s control. In addition, past performance of EVI and its acquired businesses and perceived trends may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.

Condensed Consolidated Results of Operations (in thousands, except per share data)

			Unaudited	Unaudited
	Fiscal Year Ended	Fiscal Year Ended	3-Months Ended	3-Months Ended
	06/30/19	06/30/18	06/30/19	06/30/18

Revenues	$228,318	$150,007	$64,882	$44,012
Cost of Sales	175,620	113,501	49,005	32,897
Gross Profit	52,698	36,506	15,877	11,115
SG&A	45,693	29,572	13,513	9,259
Operating Income	7,005	6,934	2,364	1,856
Interest Expense, net	1,389	552	447	176
Income before Income Taxes	5,616	6,382	1,917	1,680
Provision for Income Taxes	1,873	2,416	701	923
Net Income	$3,743	$3,966	$1,216	$757

Net Income per Share
Basic	$0.30	$0.34	$0.10	$0.06
Diluted	$0.29	$0.33	$0.09	$0.06

Weighted Average Shares Outstanding
Basic	11,533	10,840	11,741	11,176
Diluted	12,022	11,277	12,209	11,672

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.

Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands)

			Unaudited	Unaudited
	Fiscal Year Ended	Fiscal Year Ended	3-Months Ended	3-Months Ended
	06/30/19	06/30/18	06/30/19	06/30/18

Net Income	$3,743	$3,966	$1,216	$757
Provision for Income Taxes	1,873	2,416	701	923
Interest Expense	1,389	552	447	176
Depreciation and Amortization	2,743	1,579	849	556
Amortization of Share-based Compensation	1,740	1,575	453	411
Adjusted EBITDA	$11,488	$10,088	$3,666	$2,823